UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 14, 2020

GATX Corporation

(Exact name of registrant as specified in its charter)

New York	1-2328	36-1124040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive

Chicago, Illinois 60606-7147

(Address of principal executive offices, including zip code)

(312) 621-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	GATX	New York Stock Exchange
Chicago Stock Exchange
5.625% Senior Notes due 2066	GMTA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 14, 2020, GATX Corporation (the “Company”) entered into a delayed draw term loan agreement (the “Agreement”), by and among the Company, the initial lenders named therein (the “Term Lenders”), Bank of America, N.A., as administrative agent, and BofA Securities, Inc., as sole lead arranger and sole book manager. The Agreement provides delayed draw term loan commitments to the Company in an aggregate principal amount of $500.0 million, which will be available from the Effective Date (as defined in the Agreement) until April 17, 2021. The proceeds of the loans made under the Agreement (the “Advances”) are expected to be used by the Company for general corporate purposes. The Agreement is unsecured.

Base rate Advances will bear interest at a rate per annum equal to a base rate plus a margin of 0.125% to 0.875%, depending on the rating of certain public debt of the Company. Eurodollar rate Advances will bear interest at a rate per annum equal to, at all times during each interest period, LIBOR plus a margin of 1.125% to 1.875%, depending on the rating of certain public debt of the Company. The Company will pay a ticking fee which shall accrue at a rate per annum equal to 0.100% to 0.250% of the unused commitment of the Term Lenders during the period from the Effective Date to but excluding the date such commitment terminates, depending on the rating of certain public debt of the Company.

The Agreement contains customary conditions, representations and warranties, affirmative and negative covenants (including, without limitation, limitations on liens, fundamental changes and fixed charge coverage ratio) for facilities of this type, subject to customary exceptions and thresholds.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full and complete text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 14, 2020, we entered into the Agreement described in Item 1.01 above, which information is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Delayed Draw Term Loan Agreement, dated as of December 14, 2020, among GATX Corporation, as borrower, the lenders named therein, Bank of America, N.A., as administrative agent, and BofA Securities, Inc., as sole lead arranger and sole book manager.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATX CORPORATION
(Registrant)

/s/ Thomas A. Ellman
Thomas A. Ellman
Executive Vice President and Chief Financial Officer

December 18, 2020